UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2007

Date of Report

iBroadband, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0464894 (I.R.S. Employer Identification No.)	14286 Gillis Rd. Farmers Branch, TX (Address of principal executive offices)
Issuer's telephone number: (972) 458-0909	75244 (Zip Code)
None (Former name of former address, if changed since last report)	000-51918 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 22, 2007, the Board of Directors of iBroadband, Inc. (the “Company”) appointed Gary L. Busby, age 61 , Executive Vice President and General Manager of the Company. Most recently, from 2003 through 2006 Mr. Busby was Director of Sales and Marketing for Corban Communications, Inc., an FCC common carrier services provider based in Dallas, Texas.  Prior to that, from 2000 through 2002 Mr. Busby was a Regional Sales Manager for the Web-hosting division of AT&T.  Prior to his association with AT&T, Mr. Busby held a variety of senior sales, business development, regulatory and operations positions with GTE.

There are no family relationships between Mr. Busby and any of the Company’s directors and executive officers.  There are no employment agreements or related party transactions between Mr. Busby and the Company.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2007

iBroadband, Inc.

(Registrant)

By: /s/ Matthew Hutchins

----------------------------------

Title:  President/CEO